As filed with the Securities and Exchange Commission on October 6, 2008
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Cleveland-Cliffs Inc
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1464672
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1100 Superior Avenue
Cleveland, Ohio 44114-2544
(216) 694-5700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

George W. Hawk, Jr., Esq.
General Counsel and Secretary
Cleveland-Cliffs Inc
1100 Superior Avenue
Cleveland, Ohio 44114
(216) 694-5700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Christopher M. Kelly, Esq.
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to	Offering Price	Aggregate	Amount of
Securities to be Registered	be Registered(1)	per Share(2)	Offering Price	Registration Fee
Common Shares, par value $0.125 per share	4,311,471 shares	$41.315	$178,128,425	$7,001

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall also cover any additional common shares of the registrant which become issuable by reason of any stock dividend, stock split or similar transaction.

(2)	Calculated pursuant to Rule 457(c) and Rule 457(r) under the Securities Act of 1933, on the basis of the average of the high and low prices of the registrant’s common shares on October 3, 2008 as reported on the New York Stock Exchange.

PROSPECTUS

Cleveland-Cliffs Inc
4,311,471 Common Shares

This prospectus relates to 4,311,471 of our common shares that may be offered for sale or otherwise from time to time by the selling shareholder. We previously issued such shares to the selling shareholder identified in this prospectus in private placements on July 11, 2008 and October 3, 2008 pursuant to an exemption from the registration requirements of the Securities Act of 1933, or the Securities Act. The common shares are being registered to fulfill our contractual obligations under a registration rights agreement between the selling shareholder and us, as described in the section entitled “Selling Shareholder.”

The prices at which the selling shareholder may sell the shares will be determined by prevailing market prices or through privately-negotiated transactions. We will not receive any proceeds from the sale of these shares.

The selling shareholder may sell the shares in public or private transactions through any means described in the section entitled “Plan of Distribution.” We do not know when or in what amount the selling shareholder may offer the shares for sale. The selling shareholder may sell any, all or none of the shares offered by this prospectus.

Our common shares are listed on the New York Stock Exchange under the symbol “CLF.” The last reported sale price of our common shares on the New York Stock Exchange on October 3, 2008 was $38.27 per share.

Investing in our securities involves risk.  You should carefully consider the risk factors described under the heading “Risks Factors” on page 2 and the documents incorporated by reference herein before making a decision to invest in our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 6, 2008.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process or continuous offering process. Under this shelf registration process, the selling shareholder may, from time to time, sell the securities described in this prospectus in one or more offerings or resales.

As permitted under the rules of the SEC, this prospectus incorporates important business information about Cleveland-Cliffs Inc that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus. Our business, results of operations and prospects may have changed since those dates. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such a solicitation.

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SUMMARY

This summary highlights information about us and the common shares being offered by this prospectus. This summary is not complete and may not contain all of the information that you should consider prior to investing in our common shares. For a more complete understanding of our company, we encourage you to read this entire document, including the information incorporated by reference in this document and the other documents to which we have referred. References in this prospectus to “Cleveland-Cliffs,” “the Company,” “we,” “us” and “our” refer to Cleveland-Cliffs Inc and its consolidated subsidiaries.

Our Business

Founded in 1847, Cleveland-Cliffs is an international mining company, the largest producer of iron ore pellets in North America and a supplier of metallurgical coal to the global steelmaking industry. Cleveland-Cliffs operates six iron ore mines in Michigan, Minnesota and Eastern Canada, and three coking coal mines in West Virginia and Alabama. Cleveland-Cliffs also owns 85.2 percent of Portman Limited, a large iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore. In addition, Cleveland-Cliffs has a 30 percent interest in MMX Amapá Mineração Limitada, a Brazilian iron ore project, and a 45 percent economic interest in the Sonoma Coal Project, an Australian coking and thermal coal project. Cleveland-Cliffs’ principal executive offices are located at: 1100 Superior Avenue, Cleveland, Ohio 44114, and its telephone number is: (216) 694-5700.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate the risks described below, together with the other information contained in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC, before making a decision to invest in our common shares. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common shares could decline, and you may lose part of your investment.

Risks Related to Our Common Shares

Sales, or the availability for sale, of substantial amounts of our common shares, could adversely affect the value of our common shares.

No predictions can be made as to the effect, if any, that future sales of our common shares, or the availability of common shares for future sales, will have on the market price of our common shares. Sales of substantial amounts of our common shares in the public market, and the availability of shares for future sale, including common shares issuable upon consummation of the previously announced merger with Alpha Natural Resources, Inc., common shares recently issued to the former owners of PinnOak Resources, LLC and common shares issuable upon exercise of outstanding options to acquire common shares, could adversely affect the prevailing market price of our common stock. This in turn would adversely affect the fair value of the common shares and could impair our future ability to raise capital through an offering of our equity securities.

Our common share price may be volatile.

The price at which our common shares trade may be volatile and may fluctuate due to factors such as:

•	our historical and anticipated quarterly and annual operating results;

•	variations between our actual results and analyst and investor expectations or changes in financial estimates and recommendations by securities analysts;

•	investor perceptions of our company and comparable public companies;

•	our pending merger with Alpha Natural Resources, Inc.; and

•	conditions and trends in general market conditions.

Fluctuations may be unrelated to or disproportionate to company performance. These fluctuations may result in a material decline in the trading price of our common shares.

USE OF PROCEEDS

The common shares offered hereby are being registered for the account of the selling shareholder identified in the prospectus. See “Selling Shareholder.” All net proceeds from the sale of the common shares will go to the selling shareholder. We will not receive any part of the proceeds from such sale of shares.

SELLING SHAREHOLDER

We issued the common shares covered by this prospectus in private placements to the selling shareholder, United Mining Co., Ltd., a California corporation, or United Mining, in connection with our acquisition of the selling shareholder’s 30% interest in United Taconite LLC. On July 11, 2008 we issued 1,529,619 of our common shares to United Mining as consideration for such acquisition without registration under the Securities Act. In connection with the issuance of these shares, we entered into a registration rights agreement, dated July 11, 2008, whereby we agreed to file the registration statement of which this prospectus forms a part. On October 3, 2008, we issued an additional 2,781,852 common shares to United Mining in satisfaction of a “make-whole” provision in the purchase agreement with United Mining pursuant to which we were required to compensate United Mining for any decline in our common share price between the closing of the acquisition and the filing of the registration statement of which this prospectus forms a part.

We do not know when or in what amounts the selling shareholder may offer shares for sale. The selling shareholder may sell any or all of the shares offered by this prospectus. We cannot estimate the number of the shares that will be held by the selling shareholder after the completion of this offering. For purposes of the table below, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling shareholder.

The following table sets forth, to our knowledge, certain information about the selling shareholder as of October 6, 2008.

	Common Shares	Common Shares That	Common Stock
	Owned Prior to the	May Be	Owned After the
Name of Selling Shareholder	Offering	Offered Hereby	Offering(2)

United Mining Co., Ltd.(1)	4,311,471	4,311,471	—

(1)	Shares are directly held by United Mining Co., Ltd, a wholly-owned subsidiary of Laiwu Steel Ltd., a Chinese steel company.

(2)	Assumes all of the common shares offered pursuant to this prospectus are sold.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling shareholder or the selling shareholder’s pledgees, donees, transferees or other successors-in-interest who have received, after the date of this prospectus and from the selling shareholder, shares as a gift, pledge, partnership distribution or other non-sale related transfer. The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The offering price of the shares may be higher or lower than the current market price of our common shares on the New York Stock Exchange or any other exchange or market. The selling shareholder may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	crosses;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	a transaction on any exchange or in the over-the-counter market;

•	in privately negotiated transactions;

•	through the distribution of the shares to its partners, members or shareholder; or

•	through the writing of options (including put or call options) whether the options are listed on an options exchange or otherwise.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common shares in the course of hedging the positions they assume with the selling shareholder. The selling shareholder may also sell the common shares short and redeliver the shares to close out such short positions. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with these derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by the selling shareholder or borrowed from the selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

In effecting sales, broker-dealers or agents engaged by the selling shareholder may arrange for other broker-dealers to participate. Broker-dealers or their agents may receive commissions, discounts or concessions from the selling shareholder or from other broker-dealers or agents in amounts to be negotiated immediately prior to the sale.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholder. In addition, we will make copies of this prospectus available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the selling shareholder, each agent or other securities professional, if any, which facilitates the sale of the shares and each of their respective officers, directors and controlling persons, against certain liabilities, including certain liabilities under the Securities Act.

We have agreed with the selling shareholder to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (ii) January 11, 2009, the six-month anniversary of the registration statement, if, at such time, the common shares are tradeable by United Mining without restriction pursuant to Rule 144 of the Securities Act or (iii) July 11, 2009.

LEGAL MATTERS

The validity of our common shares will be passed upon for us by George W. Hawk, Jr., Esq., General Counsel and Secretary. As of October 1, 2008, Mr. Hawk held 7,931 of our common shares.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from Cleveland-Cliffs Inc’s Current Report on Form 8-K filed on October 6, 2008, and the effectiveness of Cleveland-Cliffs Inc’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which, as to the report related to the consolidated financial statements expresses an unqualified opinion, and includes an explanatory paragraph relating to the adoption of new accounting standards), which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is www.sec.gov. This website address is not intended to be an active link.

We make available, free of charge, on our website at www.cleveland-cliffs.com our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at or accessible through that site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K, including any exhibits included with such Items):

•	our annual report on Form 10-K for the fiscal year ended December 31, 2007;

•	our quarterly reports on Form 10-Q for the three-month period ended March 31, 2008 and the three- and six-month periods ended June 30, 2008;

•	our current reports on Form 8-K filed on January 3, 2008, January 9, 2008, March 4, 2008, March 13, 2008, March 14, 2008, April 1, 2008, April 3, 2008, April 23, 2008, May 5, 2008, May 13, 2008, May 14, 2008, May 14, 2008, May 15, 2008, May 16, 2008, May 21, 2008, May 23, 2008, May 30, 2008, June 12, 2008, June 30, 2008, June 30, 2008, July 1, 2008, July 9, 2008, July 9, 2008, July 11, 2008, July 15, 2008, July 16, 2008, July 17, 2008, July 22, 2008, August 14, 2008, August 22, 2008, August 22, 2008, September 2, 2008, September 11, 2008, September 11, 2008, September 19, 2008, September 22, 2008, September 30, 2008, October 1, 2008, October 3, 2008, October 6, 2008 and October 6, 2008; and

•	the description of our common shares contained in the amended current report on Form 8-K filed with on May 21, 2008.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of the applicable offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by telephoning or writing us. We will furnish any exhibit not specifically incorporated by reference upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. All requests for such copies should be directed to:

Cleveland-Cliffs Inc
Investor Relations
1100 Superior Avenue
Cleveland, Ohio 44114-2589
(216) 694-5700

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by Cliffs, of the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$7,001
Printing expenses	5,000
Accounting fees and expenses	7,500
Legal fees and expenses	5,000
Miscellaneous expenses	5,499

Total	$30,000

Item 15.	Indemnification of Directors and Officers

Cleveland-Cliffs.  Cleveland-Cliffs will indemnify, to the full extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of Cleveland-Cliffs, or is or was serving at Cleveland-Cliffs’ request as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that Cleveland-Cliffs will indemnify any such agent (as opposed to any director, officer or employee) of Cleveland-Cliffs to an extent greater than required by law only if and to the extent that the directors may, in their discretion, so determine. The indemnification Cleveland-Cliffs gives will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, Cleveland-Cliffs amended articles of incorporation or any agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in official capacities and as to action in another capacity while such person is a director, officer, employee or agent, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

Cleveland-Cliffs may, to the full extent permitted by law and authorized by the directors, purchase and maintain insurance on behalf of any persons described in the paragraph above against any liability asserted against and incurred by any such person in any such capacity, or arising out of the status as such, whether or not Cleveland-Cliffs would have the power to indemnify such person against such liability.

Under the Ohio General Corporation Law, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio General Corporation Law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

Ohio General Corporation Law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

Under the Ohio General Corporation Law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his or her action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

Item 16.	Exhibits.

See the Exhibit Index beginning on page II-6 of this registration statement, which is incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included by post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on the 6th day of October, 2008.

CLEVELAND-CLIFFS INC

By:	/s/ George W. Hawk, Jr.
George W. Hawk, Jr.
General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* J. A. Carrabba	Chairman, President, Chief Executive Officer and Director	October 6, 2008

* R.C. Cambre	Director	October 6, 2008

* S. M. Cunningham	Director	October 6, 2008

* B. J. Eldridge	Director	October 6, 2008

* S. M. Green	Director	October 6, 2008

* J.D. Ireland, III	Director	October 6, 2008

* F.R. McAllister	Director	October 6, 2008

* R. Phillips	Director	October 6, 2008

* R.K. Riederer	Director	October 6, 2008

* A. Schwartz	Director	October 6, 2008

* L. Brlas	Executive Vice President and Chief Financial Officer	October 6, 2008

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed hereto as an exhibit, by signing his name hereto, does hereby sign and deliver this prospectus on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ George W. Hawk, Jr.
George W. Hawk, Jr.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

2(a)	Purchase and Sale Agreement by and among Cliffs UTAC Holding LLC, Cleveland-Cliffs Inc, United Mining Co., Ltd., and Laiwu Steel Group Ltd. dated July 11, 2008 (filed as Exhibit 2(a) to Form 10-Q on July 31, 2008 and incorporated by reference)

3(a)	Amended Articles of Incorporation of Cleveland-Cliffs Inc as filed with the Secretary of State of the State of Ohio on January 20, 2004 (filed as Exhibit 3(a) to Form 10-K of Cleveland-Cliffs Inc on February 13, 2004 and incorporated by reference)

3(b)	Amendment to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on November 9, 2004 (filed as Exhibit 3(a) to Form 8-K on November 30, 2004 and incorporated by reference)

3(c)	Amendment No. 2 to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on June 7, 2006 (filed as Exhibit 3(a) to Form 8-K of Cleveland-Cliffs Inc on June 9, 2006 and incorporated by reference)

3(d)	Amendment No. 3 to Amended Articles of Incorporation as filed with the Secretary of State of the State of Ohio on April 21, 2008 (filed as Exhibit 3(a) to Form 8-K of Cleveland-Cliffs Inc on April 23, 2008 and incorporated by reference)

3(e)	Regulations of Cleveland-Cliffs Inc (filed as Exhibit 3(b) to Form 10-K of Cleveland-Cliffs Inc filed on February 2, 2001 and incorporated by reference)
4(a)	Form of Common Share Certificate (filed as Exhibit 4(a) to Form 10-Q of Cleveland-Cliffs Inc filed on May 6, 2008 and incorporated by reference)

5	Opinion of George W. Hawk, Jr., General Counsel and Secretary of Cleveland-Cliffs

10(a)	Registration Rights Agreement, dated as of July 11, 2008, by and between Cleveland-Cliffs Inc and United Mining Co., Ltd. (filed as Exhibit 10(e) to Form 10-Q of Cleveland-Cliffs Inc on July 31, 2008 and incorporated by reference)

23(a)	Consent of Deloitte & Touche LLP

23(b)	Consent of George W. Hawk, Jr. (included in Exhibit 5)

24	Power of Attorney

#	Cleveland-Cliffs agrees to furnish supplementally a copy of any omitted exhibits or schedules to the SEC upon request.